Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Global Head of Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports second quarter fiscal 2025 results

•	Increased fiscal 2025 financial guidance for the second time this year
•	Delivered a strong quarter across all key financial metrics
•	Adjusted EBITDA increased by 8% and adjusted EPS increased by 20%
•	Backlog increased to a new record, driven by a 1.1x book-to-burn ratio
•	Achieved new recognition as the #1 overall design firm as ranked by ENR, including reaffirmed #1 rankings in the transportation, water and facilities markets

DALLAS (May 5, 2025) — AECOM (NYSE: ACM), the trusted global infrastructure leader, today reported second quarter fiscal 2025 results.

(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,772	--	(4)%	--
Net Service Revenue (NSR)[2]	--	$1,867	--	4%
Operating Income	$258	$263	28%	9%
Segment Operating Margin[3]	--	16.1%	--	+90 bps
Net Income	$154	$167	38%	18%
EPS (Fully Diluted)	$1.16	$1.25	43%	20%
EBITDA[4]	--	$290	--	8%
EBITDA Margin[5]	--	16.3%	--	+90 bps
Operating Cash Flow	$191	--	102%	--
Free Cash Flow[6]	--	$178	--	141%
Total Backlog[7]	$24,269	--	3%	--

“Even with impacts resulting from changing political dynamics around the world, we continue to deliver on our financial and strategic objectives, just as we have over the past several years, and we are increasing our financial guidance for a second consecutive quarter as a result,” said Troy Rudd, AECOM’s chairman and chief executive officer. “Through our ongoing investments to extend our capabilities and expand our addressable market, we have created a competitive edge platform. This advantage was apparent in our selection as the Official Venue Infrastructure Partner for the LA28 Olympic and Paralympic Games, where our ability to deliver architecture, engineering, planning, construction management and program management services was the key differentiator. Importantly, the secular demand drivers of global infrastructure investment, energy, and sustainability and resilience continue to underpin our conviction in a multi-decade growth cycle that will power through any near-term volatility.”

“We continue to win work at a record high rate, which resulted in quarter-over-quarter backlog growth to a record level and strong visibility in the second half of fiscal 2025 and beyond,” said Lara Poloni, AECOM’s president. “The technical expertise we bring to clients remains our greatest competitive advantage. The strength of this expertise was further validated by ENR’s most recent rankings, in which we moved up one spot to become the number one design firm overall and maintained our number one rankings in the transportation, water and facilities markets. As a result, we are poised to lead as our markets continue to grow.”

“As our increased guidance demonstrates, we have outperformed expectations year to date and have strong visibility created by our record backlog and pipeline position,” said Gaurav Kapoor, AECOM’s chief financial and operations officer. “We also further expanded our industry-leading margins, reflecting the benefits from our high-returning organic growth investments, growth in our highest-margin markets, and ongoing continuous improvement initiatives. As a result, we are well advanced on our 17%+ margin target and our confidence is increasing in further margin expansion beyond this target over time. Free cash flow also increased by 141% in the quarter and is up 80% fiscal year-to-date, which is a testament to the high earnings quality of the business and our strong culture of cash generation we consistently deliver.”

Second Quarter Highlights

•	Revenue declined by 4%; net service revenue[2] increased by 4%, highlighted by 6% growth in the Company’s largest and most profitable region, the Americas.

-	Fewer workdays in the quarter resulted in an approximately 100 basis point headwind to year over-year-growth.

•	Operating income increased by 28%; both the segment adjusted[1] operating margin[3] and the adjusted[1] EBITDA margin[5] increased by 90 basis points to 16.1% and 16.3%, respectively, both of which set second quarter records.
•	Net income increased by 38%; adjusted[1] EBITDA[4] increased by 8% and adjusted[1] EPS increased by 20%.
•	Free cash flow[6] increased by 141%, and the Company returned $165 million to shareholders through repurchases and dividends in the first half of the year.
•	Total backlog[7] increased by 3% to a record high, driven by a 1.1x book-to-burn[8] ratio in each of the Americas design and International design businesses, contributing to a 1.1x book-to-burn ratio enterprise wide.

-	Design backlog[7] increased by 4% to a record high, highlighted by 5% contracted backlog growth and a 1.2x book-to-burn ratio in the U.S. design business.
-	Delivered an eighteenth consecutive quarter with a book-to-burn ratio in excess of 1.0.
-	The Company’s pipeline of opportunities increased to a new record, including growth in both segments.

Financial Guidance

•

AECOM increased its fiscal 2025 adjusted EBITDA and EPS guidance, and affirmed its expectation to deliver record net service revenue, profitability and margins, as well as continued strong cash flow conversion in fiscal 2025; the Company expects:

-	Organic NSR[2] growth of 5% to 8%.
-	Adjusted[1] EBITDA[4] of between $1,180 million and $1,210 million, up 9% at the mid-point.
-	Adjusted[1] EPS of between $5.10 and $5.20, up 14% at the mid-point.
-	30 basis points of both segment adjusted[1] operating margin[3] and adjusted EBITDA margin[5] expansion to 16.1% and 16.3%, respectively.
-	100%+ free cash flow[6] conversion.

•	Other assumptions incorporated into fiscal 2025 guidance:

-	An average fully diluted share count of 134 million, which reflects only shares repurchased to-date.
-	An adjusted effective tax rate of approximately 24% for the full year.

•	See the Regulation G Information tables at the end of this release for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Business Segments

Americas

Revenue in the second quarter was $2.9 billion, a 5% decline from the prior year. Net service revenue2 was $1.1 billion, a 6% increase from the prior year. This performance was led by growth in the design business, and included growth in both the U.S. and Canada.

Operating income increased by 15% to $217 million and on an adjusted1 basis increased by 13% to $218 million. The adjusted operating margin on net service revenue increased by 130 basis points over the prior year to 19.4%, a new second quarter high, reflecting high-returning organic growth investments, growth in the Company’s highest-margin markets, the benefits from ongoing continuous improvement initiatives, and strong execution.

Backlog in the Americas segment is at a record high, driven by strong wins in the quarter that resulted in a 1.2x book-to-burn ratio8.

International

Revenue in the second quarter was $875 million, a 3% decline from the prior year. Net service revenue2 was $742 million, a 1% increase from the prior year. Growth was driven by the U.K. and Hong Kong, which was partially offset by a decline in Australia.

Both operating income and adjusted1 operating income increased by 1% to $82 million. The adjusted operating margin on net service revenue increased by 10 basis points over the prior year to 11.1%, which reflected strong execution and the Company’s focus on high-returning markets and opportunities across its largest geographies.

Backlog in the International segment is at a record high, driven by a 1.1x book-to-burn ratio8 in the quarter.

Balance Sheet and Capital Allocation Update

The Company ended the quarter with a strong balance sheet, including net leverage9 of 0.7x. During the quarter, the Company returned more than $110 million to shareholders through stock repurchases and dividend payments. Since the initiation of its stock repurchase program in September 2020, the Company has repurchased more than $2.3 billion of stock, which represents approximately one-third of the Company’s market capitalization at the time it commenced repurchases.

Tax Rate

The effective tax rate was 23.2% in the second quarter. On an adjusted1 basis, the effective tax rate was 25.0%. The Company continues to expect a full year adjusted tax rate of approximately 24%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income10. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends, and outlook. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A, and margins are presented on a net service revenue basis.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Adjusted EBITDA margin includes non-controlling interests in EBITDA and is on a net service revenue basis.

6 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment; free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to AECOM.

7 Backlog represents the total value of work for which AECOM has been selected that is expected to be completed by consolidated subsidiaries; growth rates are presented on a constant-currency basis.

8 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period.

9 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

10 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

About AECOM

AECOM (NYSE: ACM) is the global infrastructure leader, committed to delivering a better world. As a trusted professional services firm powered by deep technical abilities, we solve our clients’ complex challenges in water, environment, energy, transportation and buildings. Our teams partner with public- and private-sector clients to create innovative, sustainable and resilient solutions throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. AECOM is a Fortune 500 firm that had revenue of $16.1 billion in fiscal year 2024. Learn more at aecom.com.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, capital allocation strategy including stock repurchases, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; potential government shutdowns, changes in administration or other funding directives and circumstances that may cause governmental agencies to modify, curtail or terminate our contracts; losses under fixed-price contracts; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; changes in government laws, regulations and policies, including failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs and trade policies, geopolitical events, and conflicts; inflation, currency exchange rates and interest rate fluctuations; changes in capital markets and stock market volatility; retaining and recruiting key technical and management personnel; legal claims and litigation; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital real estate development projects; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and result in any future proceeds owed to us as part of the transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This communication contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, segment adjusted operating margin, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted operating income, adjusted net income, adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.  We present adjusted tax rate to reflect the tax rate on adjusted earnings. We also use constant-currency growth rates where appropriate, which are calculated by conforming the current period results to the comparable period exchange rates.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this communication. The Company is unable to reconcile certain of its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income. The Company is unable to provide a reconciliation of its guidance for NSR to GAAP revenue because it is unable to predict with reasonable certainty its pass-through revenue.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2025	March 31, 2024	% Change	March 31, 2025	March 31, 2024	% Change
Revenue	$3,771,613	$3,943,833	(4.4)%	$7,785,765	$7,843,753	(0.7)%
Cost of revenue	3,480,852	3,682,659	(5.5)%	7,226,600	7,338,609	(1.5)%
Gross profit	290,761	261,174	11.3%	559,165	505,144	10.7%
Equity in earnings (losses) of joint ventures	6,864	19,459	(64.7)%	16,417	(9,482)	(273.1)%
General and administrative expenses	(40,054)	(44,686)	(10.4)%	(80,513)	(80,410)	0.1%
Restructuring costs	-	(35,465)	(100.0)%	-	(51,645)	(100.0)%
Income from operations	257,571	200,482	28.5%	495,069	363,607	36.2%
Other (expense) income	(8,748)	2,622	(433.6)%	(1,824)	5,191	(135.1)%
Interest income	14,530	15,422	(5.8)%	31,094	27,524	13.0%
Interest expense	(42,205)	(47,723)	(11.6)%	(85,239)	(88,980)	(4.2)%
Income from continuing operations before taxes	221,148	170,803	29.5%	439,100	307,342	42.9%
Income tax expense for continuing operations	51,238	45,385	12.9%	80,470	72,043	11.7%
Income from continuing operations	169,910	125,418	35.5%	358,630	235,299	52.4%
Loss from discontinued operations	(10,370)	(109,388)	(90.5)%	(19,886)	(110,675)	(82.0)%
Net income	159,540	16,030	895.3%	338,744	124,624	171.8%

Net income attributable to noncontrolling interests from continuing operations	(15,812)	(14,113)	12.0%	(27,182)	(27,230)	(0.2)%
Net income attributable to noncontrolling interests from discontinued operations	(334)	(910)	(63.3)%	(1,126)	(1,949)	(42.2)%
Net income attributable to noncontrolling interests	(16,146)	(15,023)	7.5%	(28,308)	(29,179)	(3.0)%

Net income attributable to AECOM from continuing operations	154,098	111,305	38.4%	331,448	208,069	59.3%
Net loss attributable to AECOM from discontinued operations	(10,704)	(110,298)	(90.3)%	(21,012)	(112,624)	(81.3)%
Net income attributable to AECOM	$143,394	$1,007	14139.7%	$310,436	$95,445	225.3%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$1.16	$0.82	41.5%	$2.50	$1.53	63.4%
Basic discontinued operations per share	(0.08)	(0.81)	(90.1)%	(0.16)	(0.83)	(80.7)%
Basic earnings per share	$1.08	$0.01	10700.0%	$2.34	$0.70	234.3%

Diluted continuing operations per share	$1.16	$0.81	43.2%	$2.48	$1.52	63.2%
Diluted discontinued operations per share	(0.08)	(0.80)	(90.0)%	(0.15)	(0.82)	(81.7)%
Diluted earnings per share	$1.08	$0.01	10700.0%	$2.33	$0.70	232.9%

Weighted average shares outstanding:
Basic	132,432	136,006	(2.6)%	132,466	135,952	(2.6)%
Diluted	133,139	136,712	(2.6)%	133,382	136,907	(2.6)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	March 31, 2025	September 30, 2024
Balance Sheet Information:
Total cash and cash equivalents	$1,600,065	$1,580,877
Accounts receivable and contract assets – net	4,401,239	4,599,765
Working capital	915,625	801,978
Total debt, excluding unamortized debt issuance costs	2,546,934	2,539,811
Total assets	11,781,867	12,061,669
Total AECOM stockholders’ equity	2,285,436	2,184,205

AECOM

Reportable Segments

(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended March 31, 2025
Revenue	$2,896,772	$874,733	$108	$-	$3,771,613
Cost of revenue	2,684,279	796,573	-	-	3,480,852
Gross profit	212,493	78,160	108	-	290,761
Equity in earnings (losses) of joint ventures	4,861	4,023	(2,020)	-	6,864
General and administrative expenses	-	-	(2,807)	(37,247)	(40,054)
Income (loss) from operations	$217,354	$82,183	$(4,719)	$(37,247)	$257,571

Gross profit as a % of revenue	7.3%	8.9%	-	-	7.7%

Three Months Ended March 31, 2024
Revenue	$3,038,575	$904,787	$471	$-	$3,943,833
Cost of revenue	2,854,102	828,557	-	-	3,682,659
Gross profit	184,473	76,230	471	-	261,174
Equity in earnings of joint ventures	4,730	4,948	9,781	-	19,459
General and administrative expenses	-	-	(9,676)	(35,010)	(44,686)
Restructuring costs	-	-	-	(35,465)	(35,465)
Income from operations	$189,203	$81,178	$576	$(70,475)	$200,482

Gross profit as a % of revenue	6.1%	8.4%	-	-	6.6%

Six Months Ended March 31, 2025
Revenue	$6,008,727	$1,776,743	$295	$-	$7,785,765
Cost of revenue	5,605,974	1,620,626	-	-	7,226,600
Gross profit	402,753	156,117	295	-	559,165
Equity in earnings (losses) of joint ventures	10,373	6,904	(860)	-	16,417
General and administrative expenses	-	-	(5,202)	(75,311)	(80,513)
Income (loss) from operations	$413,126	$163,021	$(5,767)	$(75,311)	$495,069

Gross profit as a % of revenue	6.7%	8.8%	-	-	7.2%

Contracted backlog	$8,854,297	$4,475,858	$-	$-	$13,330,155
Awarded backlog	8,930,751	2,007,993	-	-	10,938,744
Total backlog	$17,785,048	$6,483,851	$-	$-	$24,268,899

Total backlog – Design only	$16,458,797	$6,483,851	$-	$-	$22,942,648

Six Months Ended March 31, 2024
Revenue	$6,077,258	$1,765,828	$667	$-	$7,843,753
Cost of revenue	5,721,810	1,616,799	-	-	7,338,609
Gross profit	355,448	149,029	667	-	505,144
Equity in earnings (losses) of joint ventures	8,388	9,230	(27,100)	-	(9,482)
General and administrative expenses	-	-	(12,127)	(68,283)	(80,410)
Restructuring costs	-	-	-	(51,645)	(51,645)
Income (loss) from operations	$363,836	$158,259	$(38,560)	$(119,928)	$363,607

Gross profit as a % of revenue	5.8%	8.4%	-	-	6.4%

Contracted backlog	$8,760,619	$4,261,367	$-	$-	$13,021,986
Awarded backlog	8,616,783	2,105,750	-	-	10,722,533
Total backlog	$17,377,402	$6,367,117	$-	$-	$23,744,519

Total backlog – Design only	$15,924,738	$6,367,117	$-	$-	$22,291,855

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Six Months Ended
	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024
Americas
Revenue	$2,896.7	$3,112.0	$3,038.6	$6,008.7	$6,077.3
Less: Pass-through revenue	1,772.0	2,061.1	1,965.4	3,833.1	4,026.4
Net service revenue	$1,124.7	$1,050.9	$1,073.2	$2,175.6	$2,050.9

International
Revenue	$874.8	$902.0	$904.8	$1,776.8	$1,765.8
Less: Pass-through revenue	132.5	151.8	159.0	284.3	290.1
Net service revenue	$742.3	$750.2	$745.8	$1,492.5	$1,475.7

Segment Performance (excludes ACAP)
Revenue	$3,771.5	$4,014.0	$3,943.4	$7,785.5	$7,843.1
Less: Pass-through revenue	1,904.5	2,212.9	2,124.4	4,117.4	4,316.5
Net service revenue	$1,867.0	$1,801.1	$1,819.0	$3,668.1	$3,526.6

Consolidated
Revenue	$3,771.6	$4,014.2	$3,943.9	$7,785.8	$7,843.8
Less: Pass-through revenue	1,904.5	2,212.9	2,124.4	4,117.4	4,316.5
Net service revenue	$1,867.1	$1,801.3	$1,819.5	$3,668.4	$3,527.3

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Short-term debt	$3.2	$3.5	$2.9
Current portion of long-term debt	67.1	65.9	88.6
Long-term debt, excluding unamortized debt issuance costs	2,476.6	2,477.7	2,114.4
Total debt	2,546.9	2,547.1	2,205.9
Less: Total cash and cash equivalents	1,600.1	1,580.7	1,185.8
Net debt	$946.8	$966.4	$1,020.1

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Six Months Ended
	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024
Net cash provided by operating activities	$190.7	$151.1	$94.3	$341.8	$237.4
Capital expenditures, net	(12.3)	(40.1)	(20.3)	(52.4)	(76.5)
Free cash flow	$178.4	$111.0	$74.0	$289.4	$160.9

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024
Reconciliation of Income from Operations to Adjusted Income from Operations to Adjusted EBITDA with Noncontrolling Interests (NCI) to Adjusted EBITDA

Income from operations	$257.6	$237.5	$200.5	$495.1	$363.6
Noncore AECOM Capital loss (income)	4.7	1.0	(0.6)	5.7	38.5
Restructuring costs	-	-	35.5	-	51.7
Amortization of intangible assets	0.4	1.1	4.7	1.5	9.3
Adjusted income from operations	$262.7	$239.6	$240.1	$502.3	$463.1
Other (expense) income	(8.7)	6.9	2.5	(1.8)	5.1
Fair value adjustment included in other income	10.5	(5.0)	-	5.5	-
Depreciation	39.9	39.8	38.3	79.7	75.8
Adjusted EBITDA with noncontrolling interests (NCI)	$304.4	$281.3	$280.9	$585.7	$544.0
Net income attributable to NCI from continuing operations excluding interest income included in NCI	(14.7)	(9.9)	(12.7)	(24.6)	(24.4)
Amortization of intangible assets included in NCI	-	-	-	-	(0.2)
Adjusted EBITDA	$289.7	$271.4	$268.2	$561.1	$519.4

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes

Income from continuing operations before taxes	$221.1	$218.0	$170.8	$439.1	$307.3
Noncore AECOM Capital loss (income)	4.7	1.0	(0.6)	5.7	38.5
Fair value adjustment	10.6	(5.6)	-	5.0	-
Restructuring costs	-	-	35.5	-	51.7
Amortization of intangible assets	0.4	1.1	4.7	1.5	9.3
Financing charges in interest expense	1.2	1.4	1.2	2.6	2.5
Adjusted income from continuing operations before taxes	$238.0	$215.9	$211.6	$453.9	$409.3

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations

Income tax expense for continuing operations	$51.2	$29.3	$45.4	$80.5	$72.0
Tax effect of the above adjustments (1)	4.3	(0.5)	10.4	3.8	24.4
Valuation allowances and other tax only items	-	0.5	-	0.5	-
Adjusted income tax expense for continuing operations	$55.5	$29.3	$55.8	$84.8	$96.4

(1)Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests (NCI) from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(15.8)	$(11.4)	$(14.1)	$(27.2)	$(27.2)
Amortization of intangible assets included in NCI	-	-	-	-	(0.2)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(15.8)	$(11.4)	$(14.1)	$(27.2)	$(27.4)

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024
Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations

Net income attributable to AECOM from continuing operations	$154.1	$177.3	$111.3	$331.4	$208.1
Noncore AECOM Capital loss (income), net of NCI	4.7	1.0	(0.6)	5.7	38.5
Fair value adjustment	10.6	(5.6)	-	5.0	-
Restructuring costs	-	-	35.5	-	51.7
Amortization of intangible assets	0.4	1.1	4.7	1.5	9.3
Financing charges in interest expense	1.2	1.4	1.2	2.6	2.5
Tax effect of the above adjustments (1)	(4.3)	0.5	(10.4)	(3.8)	(24.4)
Valuation allowances and other tax only items	-	(0.5)	-	(0.5)	-
Amortization of intangible assets included in NCI	-	-	-	-	(0.2)
Adjusted net income attributable to AECOM from continuing operations	$166.7	$175.2	$141.7	$341.9	$285.5

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share

Net income attributable to AECOM from continuing operations per diluted share	$1.16	$1.33	$0.81	$2.48	$1.52
Per diluted share adjustments:
Noncore AECOM Capital loss, net of NCI	0.04	0.01	-	0.04	0.28
Fair value adjustment	0.08	(0.04)	-	0.04	-
Restructuring costs	-	-	0.26	-	0.38
Amortization of intangible assets	-	0.01	0.03	0.01	0.07
Financing charges in interest expense	0.01	0.01	0.01	0.02	0.02
Tax effect of the above adjustments (1)	(0.04)	(0.01)	(0.07)	(0.03)	(0.18)
Adjusted net income attributable to AECOM from continuing operations per diluted share	$1.25	$1.31	$1.04	$2.56	$2.09

Weighted average shares outstanding – basic	132.4	132.5	136.0	132.5	136.0
Weighted average shares outstanding – diluted	133.1	133.6	136.7	133.4	136.9

(1) Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted EBITDA

Net income attributable to AECOM from continuing operations	$154.1	$177.3	$111.3	$331.4	$208.1
Income tax expense	51.2	29.3	45.4	80.5	72.0
Depreciation and amortization	41.6	42.3	44.2	83.9	87.3
Interest income, net of NCI	(13.4)	(15.2)	(14.1)	(28.6)	(24.8)
Interest expense	42.2	43.0	47.7	85.2	89.0
Amortized bank fees included in interest expense	(1.3)	(1.4)	(1.2)	(2.7)	(2.4)
Noncore AECOM Capital loss (income), net of NCI	4.7	1.0	(0.6)	5.7	38.5
Fair value adjustment included in other income	10.6	(4.9)	-	5.7	-
Restructuring costs	-	-	35.5	-	51.7
Adjusted EBITDA	$289.7	$271.4	$268.2	$561.1	$519.4

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024
Reconciliation of Segment Income from Operations to Adjusted Segment Income from Operations
Americas Segment:
Segment Income from operations	$217.4	$195.8	$189.2	$413.2	$363.8
Amortization of intangible assets	0.3	1.1	4.3	1.4	8.6
Adjusted segment income from operations	$217.7	$196.9	$193.5	$414.6	$372.4

International Segment:
Segment Income from operations	$82.2	$80.8	$81.2	$163.0	$158.3
Amortization of intangible assets	-	-	0.4	-	0.7
Adjusted segment income from operations	$82.2	$80.8	$81.6	$163.0	$159.0

Segment Performance (excludes ACAP & G&A):
Segment Income from operations	$299.6	$276.6	$270.4	$576.2	$522.1
Amortization of intangible assets	0.3	1.1	4.7	1.4	9.3
Adjusted segment income from operations	$299.9	$277.7	$275.1	$577.6	$531.4

AECOM
Regulation G Information

FY2025 GAAP EPS Guidance based on Adjusted EPS Guidance
(all figures approximate)

Fiscal Year End 2025
GAAP EPS guidance	$5.00 to $5.10
Adjusted EPS excludes:
Amortization of intangible assets	$0.01
Amortization of deferred financing fees	$0.04
Noncore AECOM Capital	$0.04
Fair value adjustment	$0.04
Tax effect of the above items	($0.03) to ($0.03)
Adjusted EPS guidance	$5.10 to $5.20

FY2025 GAAP Net Income from Continuing Operations Guidance based on Adjusted EBITDA Guidance
(in millions, all figures approximate)

Fiscal Year End 2025
GAAP net income from continuing operations guidance	$728 to $734
Net income attributable to noncontrolling interest from continuing operations	($60) to ($50)
Net income attributable to AECOM from continuing operations	$668 to $684
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$2
Amortization of deferred financing fees	$5
Noncore AECOM Capital	$6
Fair value adjustment	$5
Tax effect of the above items	($5) to ($4)
Adjusted net income attributable to AECOM from continuing operations	$681 to $698
Adjusted EBITDA excludes:
Depreciation	$164
Adjusted interest expense, net	$120 to $125
Tax expense, including tax effect of above items	$215 to $223
Adjusted EBITDA guidance	$1,180 to $1,210

FY2025 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance
(in millions, all figures approximate)

Fiscal Year End 2025
GAAP interest expense guidance	$170 to $175
Finance charges in interest expense	($5)
Interest income, net of NCI	($45)
Adjusted net interest expense guidance	$120 to $125

FY2025 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance
(in millions, all figures approximate)

Fiscal Year End 2025
GAAP income tax expense guidance	$210 to $219
Tax effect of adjusting items	$5 to $4
Adjusted income tax expense guidance	$215 to $223

Note: Variances in tables are due to rounding.